EXHIBIT 99.1

WidePoint Corporation NYSEAM:WYY

FQ1 2022 Earnings Call Transcripts

Monday, May 16, 2022 8:30 PM GMT

S&P Global Market Intelligence Estimates

	-FQ1 2022-			-FQ2 2022-	-FY 2022-	-FY 2023-
	CONSENSUS	ACTUAL	SURPRISE	CONSENSUS	CONSENSUS	CONSENSUS
EPS Normalized	0.00	(0.04)	NM	(0.04)	(0.08)	0.00
Revenue (mm)	22.15	22.44	1.31	21.39	93.59	102.05

Currency: USD

Consensus as of  Mar-29-2022 11:04 AM GMT

		- EPS NORMALIZED -
	CONSENSUS	ACTUAL	SURPRISE
FQ2 2021	0.02	(0.02)	NM
FQ3 2021	0.10	0.06	(40.00%)
FQ4 2021	(0.04)	(0.06)	NM
FQ1 2022	0.00	(0.04)	NM

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Contents

Table of Contents

Call Participants	3
Presentation	4
Question and Answer	9

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WIDEPOINT CORPORATION FQ1 2022 EARNINGS CALL | MAY 16, 2022

Call Participants

EXECUTIVES

Jason Holloway

EVP, Chief Sales & Marketing Officer

and President of WidePoint

Cybersecurity Solutions Corp.

Jin H. Kang

President, CEO & Director

Robert J. George

Executive VP & CFO

ANALYSTS

Barry Sine

Spartan Capital Securities, LLC,

Research Division

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WIDEPOINT CORPORATION FQ1 2022 EARNINGS CALL | MAY 16, 2022

Presentation

Operator

Good afternoon. Welcome to WidePoint's First Quarter 2022 Earnings Conference Call. My name is Holly, and I will be your operator for today's call.

Joining us for today's presentation are WidePoint's President and CEO, Jin Kang; Executive Vice President and Chief Sales and Marketing Officer, Jason Holloway; and CFO, Robert George. Following their remarks, we will open up the call for questions from WidePoint's publishing analysts and major investors.

If your questions were not taken today and you would like additional information, please contact WidePoint's Investor Relations team at wyy@gatewayir.com.

Before we begin the call, I would like to provide WidePoint's safe harbor statement that includes cautions regarding forward-looking statements made during this call. The matters discussed in this conference call may include forward-looking statements regarding future events and the future performance of WidePoint Corporation that involve risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks and uncertainties are described in the company's Form 10-Q filed with the Securities and Exchange Commission.

Finally, I would like to remind everyone that this call will be made available for replay via a link in the Investor Relations section of the company's website at www.widepoint.com.

Now I would like to turn the call over to WidePoint's President and CEO, Mr. Jin Kang. Sir, please proceed.

Jin H. Kang

President, CEO & Director

Thank you, operator, and good afternoon to everyone. Thank you for joining us today to review our financial results for the first quarter ended March 31, 2022. Our call today will be a bit shorter than normal given that it's only been roughly 1.5 months since our last earnings call.

That said, it does not at all mean we haven't been busy here at WidePoint. We remain committed to making strategic investments internally with the ultimate goal of executing our organic and inorganic growth strategy, which is to grow the top line and operate profitably and stably to maximize our company's potential.

Before I provide you with the additional updates, I am once again obliged to share that there are still macroeconomic headwinds that are out of our control affecting our business. Whether it be COVID, supply chain disruptions, labor market shortages or geopolitical issues, WidePoint, similar to almost every other corporation in the U.S., is impacted to some extent.

Nevertheless, we continue to do what we can to implement proactive action that combat these headwinds. For example, with the respect to supply chain issues, one thing we recently started instituting was proactively looking for alternative sourcing methods within the U.S. by way of M&A or partnerships.

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WIDEPOINT CORPORATION FQ1 2022 EARNINGS CALL | MAY 16, 2022

We currently have various IT equipment, mobile devices, accessories and other supplies that are being provided by offshore companies. To limit the number of variables within our supply chain, we are looking to secure sources here in the States. We will continue to be nimble, flexible and resilient in combating uncontrollable macroeconomic headwinds.

Next, I'd like to highlight some recent encouraging updates. As you might have seen from our latest press release, we successfully stood up the commercial certificate authority infrastructure and are now able to issue the most secure multifactor authentication, or MFA, credentials to our commercial customers.

We recently implemented, tested and deployed all of the hardware and software necessary to issue these credentials for our commercial customers in the beverage industry and a large research university.

We also provided the necessary training and drafted the policy documentation for our customers to ensure that the most secure MFA solution is operated in the most secure manner. Suffice it to say, our IBM Solution is starting to take root in the commercial sector.

Also we continue to capture additional business on our DHS CWMS2 contract vehicle. I'm happy to report that DHS has committed a substantial amount of their contract procurement authority under our CWMS2 contract, and I am cautiously optimistic that we will successfully capture substantially all of the funding allotted for this contract.

Also there are several large opportunities we are pursuing under this contract and once awarded may precipitate a contract modification to increase the ceiling. I will share more details of these opportunities as they move past inception stage and move into the task order requests for quote stage.

Additionally, we have submitted our price adjustment request to DHS to help offset the increases in labor costs we are experiencing from the unprecedented increase in labor rates caused by labor shortages and The Great Resignation. We remain cautiously optimistic that we can maintain or improve upon our current financial performance through these tough times.

As it relates to our ESG initiatives, we're continuing to find success in our recycling program. As we stated in our previous calls, our subsidiary, WidePoint Mobile Corporation, received the R2v3 certification from the Sustainable Electronics International, or SERI, and we are continuing to gain traction as we build profitable revenue by responsibly recycling mobile and other smart devices, whether they be at the end of life or those that can be recycled back into inventory.

We see this effort to be a win-win for our environment and win for our company as we are receiving profitable revenues from these activities and keeping these devices out of the landfill. I am optimistic that this part of our business will continue to grow as more and more mobile devices are placed into service and reach the technical refresh phase of their life cycle.

As we stated in our previous call, we were in the FedRAMP Ready state. I'm happy to report today that we recently received a verbal commitment from one of our customers that they will sponsor us for the full FedRAMP certification. Please stay tuned on our progress on this front.

The FedRAMP certification, a test that our intelligent technology management system, or ITMS, meets all of the cybersecurity standards as prescribed by the federal government for protecting our customers' data. Attaining this full FedRAMP certification will place us in rare company as we compete for work within the federal government.

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WIDEPOINT CORPORATION FQ1 2022 EARNINGS CALL | MAY 16, 2022

Additionally, this level of security demonstrates to our potential customers, especially those in the commercial sector and those verticals where security compliance is key, that WidePoint brings a high level of confidence when it comes to protection of their data and systems.

All in all, we are still executing our strategy for profitable growth through organic and inorganic means. We remain in line with our budget expectations and are encouragingly trending towards our top line forecast. Our team is certain that the strategic investment we are making in the company will translate to profitable revenue growth.

With that overview completed, I will now turn the call over to Jason to provide you with some details on the investments we are making on the sales and marketing front. Jason?

Jason Holloway

EVP, Chief Sales & Marketing Officer and President of WidePoint Cybersecurity Solutions Corp.

Thank you, Jin, and good afternoon, everyone. I'd like to start by sharing some of the progress we've made as a result of our acquisition of ITA. From a high level, I am pleased to share that the onboarding process has been going as planned, and we expect to have them fully integrated on the back end sometime here in Q2.

As mentioned on our prior calls, we found early success in leveraging synergies, whether that be cross-selling or upselling our services and solutions to ITA's base of customers and vice versa. We have seen these joint sales and marketing initiatives continue to expand and are, in fact, in line with our internal expectations for ITA revenues for the first quarter.

We see no signs of slowing down and also expect to see improving results in the quarters going forward.

That said, as Bob will further expand on his updates, there are some acquisition costs incurred in Q1 as we continue the integration process. This will impact our operating expenses in the short run, but I am very confident that there will be far greater returns in the long term as ITA fully becomes a part of WidePoint.

One example of a win we previously shared was with a beverage company who has engaged us for our identity and access management as a service. This project is also important to WidePoint strategically as it introduces our new DoD grade PKI identity and access management solution to the commercial sector. We are diligently working with them to expand our managed services to potentially add telecom life cycle management.

The second win we shared on the prior call was with a large marketing and multimedia rights holder for some of the most prestigious sports venues across the country. Due to ITA making such a good impression, we are in the latter stages of expanding our agreement. More specifically, the customer shared that they would like to use WidePoint's IT as a Service offering for even more of its subsidiaries throughout its organization.

The third win is with the financial institution that ITA closed as a new customer in which they also added our identity and access management as a service option. Next, we continue to maintain our Microsoft co-sell certification status and have combined with ITA's Microsoft Gold Partner certification, which gives us quite an edge as we continue to push into the commercial markets.

Overall, we continue to reap the benefits of our ITA acquisition and look forward to maximizing the synergies as we near the completion of the integration process and strive towards profitable growth.

Furthermore, I wanted to share that our identity and access management solution is being implemented at a major research university and a District of Columbia government agency.

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WIDEPOINT CORPORATION FQ1 2022 EARNINGS CALL | MAY 16, 2022

All in all, we are seeing progress on all fronts of the sales and marketing side and are encouraged by what we've been able to accomplish and by our healthy growing pipeline.

With that, I will hand the call over to Robert.

Robert J. George

Executive VP & CFO

Thank you, Jason. Good afternoon, everyone. I'm pleased to share more details of our first quarter 2022 financial results.

For the first quarter, our revenue was $22.4 million compared to $20.7 million reported for the same quarter last year. Carrier services revenues increased by $1.6 million to $12.9 million from $11.3 million in the first quarter of last year. This is largely due to carrier credits carried over from 2020 into Q1 of 2021 that we did not experience in Q1 of 2022.

Managed Services revenues increased 2% to $9.5 million from $9.3 million compared to the first quarter of last year. The increase in Managed Services was primarily due to reselling activities.

Our gross profit for the first quarter of 2022 was $3.9 million compared to $4 million in the prior quarter and $4.7 million in the first quarter of 2021. The decline in gross profit compared to last year was due to increased labor costs, in particular, in our ITaaS business.

Gross margin decreased to 17% in the first quarter of 2022 from 23% in the first quarter of 2021.

In the first quarter of 2022, operating expenses increased 13.5% to $4.6 million from $4 million in the first quarter of last year. The increase in operating expense was primarily due to the inclusion of ITA for the full first quarter of 2022 versus not being a part of our Q1 2021 results.

For the first quarter of 2022, GAAP net loss was $497,000 or a loss of $0.06 per diluted share, a decrease from net income of $609,000 or a gain of $0.07 per share in the first quarter of 2021.

On a non-GAAP basis, EBITDA for the first quarter of 2022 was $164,000 compared to $1 million last year. Our non-GAAP adjusted EBITDA was $345,000 in the first quarter compared to $1.2 million in the same period in 2021.

Shifting to cash flow and the balance sheet. We exited the quarter with $7.3 million in cash and approximately $5 million available to draw on our credit facility. The approximately $800,000 increase in cash from the prior quarter resulted from positive cash flows related to working capital, partially offset by capital investment and our stock repurchase program.

Our balance sheet continues to remain strong, and our current ratio at the end of March remains around 1.2:1 compared to 1.3:1 at the end of the previous quarter.

Furthermore, although we have an ATM at our disposal, we have no current plans to execute any orders on the ATM, and we'll be opportunistic and act when the situations are favorable.

This completes my financial summary. For a more detailed analysis of our financial results, please reference our Form 10-Q, which was filed prior to this call.

So with that, I'll turn the call back over to Jin.

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WIDEPOINT CORPORATION FQ1 2022 EARNINGS CALL | MAY 16, 2022

Jin H. Kang

President, CEO & Director

Thank you, Bob, and thank you, Jason. Now let me touch upon our M&A strategy.

Our executive team continued to search for and vet M&A targets and are currently reviewing a copious number of exciting opportunities. With the slowdown of the pandemic, we have begun to meet with prospects in person and have a few strong contenders, and we look forward to providing you updates as events unfold.

However, we have nothing definitive to announce at this time. Moreover, I want to share that we have currently paused our repurchase program to preserve our cash balance as we look to invest back into our technology and prepare for potential acquisitions.

Long term, we still intend to leverage the buyback program when we feel the time is right.

Finally, as you might have seen in our earnings release, we officially provided guidance figures for the full year 2022. From a top line perspective, we are forecasting $92 million to $98 million. And from the adjusted EBITDA standpoint, we are projecting $2.5 million to $3.5 million.

The adjusted EBITDA number is a bit lower than what we would have recognized, but due to the investments we're making back into the business and the integration expenses from the ITA acquisition, we are forecasting those figures.

The investments we are making into our sales, marketing and branding efforts as well as the investment we are making into our technology solutions will translate to greater growth and profitability in the future. Overall, we are continuing to execute our plan for profitable growth through organic and inorganic means and have an exciting 2022 ahead of us.

We appreciate the dedication from our employees and support from our investors, and look forward to providing you all with additional updates when appropriate.

With that said, we are ready to take questions from our analysts and our major shareholders. Operator, will you please open the call for questions?

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WIDEPOINT CORPORATION FQ1 2022 EARNINGS CALL | MAY 16, 2022

Question and Answer

Operator

[Operator Instructions] Your first question for today is coming from Barry Sine with Spartan Capital Securities.

Barry Sine

Spartan Capital Securities, LLC, Research Division

Good evening, gentlemen. Jin, I want to start with you, if you don't mind. And your, I guess, second and last comment was on your M&A strategy. And if I kind of compare what you just said today versus how you phrase that in prior quarters, trying to do a little tea leaf reading, it sounds like you're a little closer to announcing something than you were previously.

Or you're a little more optimistic the Board is obviously -- I think that was in March, paused the buyback program. And I think that leaving flexibility for acquisition was one of the factors that they had looked at.

You said you have a few strong contenders. One of the things you've mentioned as an impediment in the past is while you've seen strong contenders, the price wasn't right. Is -- are all the stars aligning now? What's different now? And am I reading your comments correctly that you're a little bit closer now than you may have been in prior quarters?

Jin H. Kang

President, CEO & Director

Barry, thank you for that question. The answer is I think that things are getting closer and the stars are aligning, but I'm also mindful of always these acquired acquisition targets, looking for unrealistic valuations. And so -- and there's always room for these opportunities to go sideways. And so while I am more optimistic that we will have some opportunities here in 2022, there is no lock, if you will. So I am more optimistic than I was a quarter ago. But still, we have a long ways to go.

Barry Sine

Spartan Capital Securities, LLC, Research Division

Okay. And then, Jin, your last comment was on the guidance you've just given. And by the way, thank you for that. I think if I have my math right, the midpoint for full year EBITDA guidance is $3 million, and you just reported $344,000 in EBITDA for the first quarter, which is not even half of that run rate for the full year.

So what changes over the next 3 quarters in terms of profitability? I guess, some of it may be ITA. I think Jason talked about completing the integration during the second quarter. Presumably, that eliminates some duplicative costs.

Jin H. Kang

President, CEO & Director

Yes, we will be removing some of the duplication and redundancies. And the other thing that's happened is that there's been some opportunities that pushed to the right that we expected to come in, in the first quarter. So we have those elements happening. And so we see us getting back into our forecast and making up ground over the next several quarters.

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WIDEPOINT CORPORATION FQ1 2022 EARNINGS CALL | MAY 16, 2022

Barry  Sine

Spartan Capital Securities, LLC, Research Division

Okay. So when you say opportunities pushed to the right, that would be on the revenue side, not so much on the cost.

Jin H. Kang

President, CEO & Director

Correct.

Barry Sine

Spartan Capital Securities, LLC, Research Division

So you had the cost, but the revenue may come a little bit later than you were originally thinking.

Jin H. Kang

President, CEO & Director

Yes.

Barry Sine

Spartan Capital Securities, LLC, Research Division

Okay. Got it. My -- I think my last question is just the headwinds that you're facing. And I want to kind of focus in on handset availability and maybe supply chain issues. Apple makes their phones in China. There's a lockdown in certainly Shanghai and somewhat in Beijing.

If I look at the disclosure in the 10-Q, you talked about Managed Carrier down $1 million. ITA was positive [ 1.6 ]. So it sounds like a negative [ 2.6 ] and I think that was called out to recycling.

And the way I'm reading that is if you don't sell a new phone, you don't get the revenue for recycling an old phone. So if you could talk about what specifically are you seeing in terms of handset availability headwinds and how that impacted the numbers we're looking at in the quarter.

Jin H. Kang

President, CEO & Director

We are seeing some slow up in some of the handsets, and we're not quite sure what's going to happen with this renewed lockdown in Beijing, I think it is. And so there are some impacts there, and that's why we are looking for sourcing opportunities in the U.S., not specifically handsets, but there are various add-on accessories that we provide that has a fairly good margin for us.

And so we do see that there may be some slowdown in the handsets. But I think, so far, it has been manageable, and we're cautiously optimistic that things will free back up here in the next couple of months.

And so we'll either -- if there is a slow up in second quarter that we should be able to catch up on the handsets in the third quarter. A lot of these orders are already placed. So far, we have been able to make -- fulfill those orders, but it remains to be seen what the impact is going to be going forward with these renewed lockdowns over in China.

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WIDEPOINT CORPORATION FQ1 2022 EARNINGS CALL | MAY 16, 2022

Barry  Sine

Spartan Capital Securities, LLC, Research Division

And if you could speak specifically about what I talked about in the disclosure, the Managed Services disclosure in the 10-Q and down $1 million and then ITA $1.6 million. So am I reading that right organically, excluding ITA that would have been down $2.6 million?

Jin H. Kang

President, CEO & Director

Do you want to cover that, Bob? As far as I know, I thought our Managed Services revenue was slightly ahead. I take that back.

Our revenue, excluding the carrier services, we're slightly ahead, and the ITA revenue was slightly behind. The revenue was probably like $70,000 below what we projected it to be -- what is going to be.

So we thought that our revenue was fairly consistent or slightly higher than it was Q1 last year. Is that right?

Robert J. George

Executive VP & CFO

Yes. Well, we had lower volumes due to the recycling accessory sales, and that was offset by the IT sales. So there is a negative $1 million in the recycling and accessories, but offset by the positive $1.6 million in ITA.

Jin H. Kang

President, CEO & Director

Okay. So our overall revenue was like slightly ahead, right?

Robert J. George

Executive VP & CFO

It's $200,000 ahead overall. Within the Managed Service fee line, it's $1 million down, which is the accessories and recycling.

Barry  Sine

Spartan Capital Securities, LLC, Research Division

And why is recycling down? Is that because you're selling -- presumably, you recycle when you also sell a new handset. So I'm not quite sure why recycling is down.

Jin H. Kang

President, CEO & Director

I can explain that. The recycling was down because there was one of the main customers, they -- the tech refresh pushed to the second quarter. So we should see the recycling revenue catch up in the second quarter. But it's not related to any slow up in any of the new handsets.

Operator

[Operator Instructions]

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WIDEPOINT CORPORATION FQ1 2022 EARNINGS CALL | MAY 16, 2022

At this time, this concludes our question-and-answer session. If your question was not taken, please contact WidePoint's IR team at wyy@gatewayir.com. I'd now like to turn the call back over to Mr. Jin Kang for his closing remarks.

Jin H. Kang

President, CEO & Director

Thank you, operator. We appreciate everyone taking the time to join us today. As the operator mentioned, if there were any questions we did not address today, please contact our IR team. You can find their full contact information at the bottom of today's earnings release.

Thank you again, and have a great evening.

Operator Thank you for joining us today for WidePoint's first quarter 2022 conference call. You may now disconnect.

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WIDEPOINT CORPORATION FQ1 2022 EARNINGS CALL | MAY 16, 2022

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